UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 24, 2008, Affymetrix, Inc. (the “Company”) issued a press release announcing the Company’s operating results for the second quarter ended June 30, 2008.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into Affymetrix’ filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

Earlier this year, we committed to a restructuring plan designed to optimize our production capacity and cost structure and improve our future gross margins.  The restructuring plan was approved as part of our ongoing efforts to reduce costs and involved moving the majority of our probe array manufacturing from our West Sacramento, California facility to our Singapore facility.  In connection with these restructuring activities, for the six months ended June 30, 2008, we incurred a restructuring charge of $14.8 million.

On July 21, 2008, we decided to expand our restructuring plan by closing our West Sacramento manufacturing facility.  Following the closure of our West Sacramento manufacturing facility, all of our products will be manufactured out of our Singapore and Cleveland, Ohio facilities, as well as by third parties.  In addition to the charges incurred during the six months ended June 30, 2008, we expect to incur a total of approximately $42 million in charges related to this expansion of our restructuring plan.  Of this total, we expect that approximately $22 million will be included as a component of total cost of product sales, $17 million of which relates to accelerated depreciation charges associated with the continued use of certain long-lived manufacturing assets and $5 million of which relates to manufacturing transition and other costs.  Additionally, we expect to include approximately $20 million in the line item labeled “restructuring charges” in our consolidated statements of operations, $11 million of which relates to impairment charges primarily related to the facility itself and to certain long-lived manufacturing assets and $9 million related to employee severance costs.

We expect the closure of the West Sacramento facility to be substantially complete by the end of the second quarter of 2009.  We expect to incur approximately $26 million of the charges relating to the closure of the West Sacramento facility during the remainder of fiscal 2008 and approximately $16 million of charges in 2009. The estimated cash outlays to be incurred in connection with these restructuring activities are estimated to be approximately $13 million.  Depending on the rate at which we transfer our production capacity out of our West Sacramento facility, we may incur additional expenses.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding our future financial position and results, are forward-looking statements. For further information regarding risks and uncertainties associated with our business, please refer to our SEC filings, including, but not limited to, the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2007 and all subsequent quarterly reports.

Item 2.06 Material Impairments

The description in Item 2.05 above is incorporated by reference herein to the extent applicable.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ John C. Batty
Name: John C. Batty
	Title:	Executive Vice President and Chief Financial
Officer, Treasurer and Principal Financial Officer

Dated:  July 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 24, 2008